EX-99-B.8.4

                                    Amendment
                                       to
                          Fund Participation Agreement



                                   WITNESSETH:

       WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus"), and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998; and

       WHEREAS, ALIAC, Aeltus and the Funds desire to include Aetna GET Fund, Series D, in Schedule B;

       NOW, THEREFORE, it is agreed among ALIAC, Aeltus and the Funds that Schedule B is hereby amended to include Aetna GET Fund, Series D, effective October 15, 1998.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of 9th day of November, 1998.


AETNA LIFE INSURANCE AND ANNUITY COMPANY


By  /s/  Deborah Koltenuk
    ---------------------

Name  Deborah Koltenuk

Title  Vice President and Treasurer
       Corporate Controller

AELTUS INVESTMENT MANAGEMENT, INC.

By  /s/ J. Scott Fox
    ----------------

Name  J. Scott Fox

Title  Managing Director & COO

AETNA VARIABLE FUND
AETNA VARIABLE ENCORE FUND
AETNA INCOME SHARES
AETNA BALANCED VP, INC.
AETNA GET FUND
AETNA GENERATION PORTFOLIOS, INC.
AETNA VARIABLE PORTFOLIOS, INC.


By   /s/ Frank Litwin
     ----------------

Name   Frank Litwin

Title   Managing Director